UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2015

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Board of Directors (the “Board”) of FelCor Lodging Trust Incorporated (the “Company”), on its own initiative following a review of evolving corporate governance practices and investor preferences based on discussions with certain of the Company’s stockholders, has approved and implemented several important corporate governance initiatives that the Board believes are in the best interests of the Company and its stockholders, including:
(a)    Opting Out of the Classified Board Provisions of the Maryland Unsolicited Takeover Act. On October 29, 2015, the Board resolved to prohibit the Company from electing to be subject to Sections 3-803, 3-804(a) and 3-805 of the Maryland General Corporation Law (the “MGCL”), which are parts of what is commonly referred to as the Maryland Unsolicited Takeover Act (“MUTA”), unless such election is first approved by the Company’s stockholders. As a result, unless it obtains stockholder approval to do so in the future, the Board may not elect to cause the Company to be subject to (x) Section 3-803 of the MGCL, which would provide for the mandatory classification of the Board into three classes, (y) Section 3-804(a), which would raise the voting threshold required to remove directors to two-thirds of all the votes entitled to be cast by the stockholders generally n the election of directors (the current threshold, which is set forth in the Company’s charter, is a majority of all such votes) and (z) Section 3-805, which would allow the Board to raise the threshold required for stockholders to call a special meeting to a majority of votes entitled to be cast at the meeting. In accordance with the requirements of MUTA, the Company has filed Articles Supplementary (the “Articles Supplementary”) with the State Department of Assessments and Taxation of Maryland.
(b)    Reducing the Threshold for Stockholders to Call a Special Meeting; Submission to Jurisdiction. Effective December 15, 2015, the Board amended the Bylaws to reduce the ownership threshold required for stockholders to call a special meeting of stockholders from a majority of the votes entitled to be cast at the special meeting to 25% of such votes. In addition, the Bylaws were amended to clarify that directors submit to the jurisdiction of Maryland courts in Baltimore County with respect to certain corporate law matters.
The foregoing summaries of the Articles Supplementary and the Bylaws are qualified in their entirety by reference to the text of the Articles Supplementary and the amended Bylaws, filed hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.
Item 8.01     Other Events.
In addition, effective December 15, 2015, the Board amended the Company’s Corporate Governance Guidelines (the “Guidelines”) to establish a policy prohibiting the Board from adopting a stockholder rights plan, also known as a “poison pill,” without prior stockholder approval, unless the plan provides that it will expire within 12 months of adoption absent ratification by the Company’s stockholders prior to expiration. The complete text of the Guidelines is set forth on the Company’s investor relations web site.
The foregoing corporate governance initiatives reflect the Board’s ongoing commitment to the highest standards of Board accountability, corporate ethics and stockholder engagement. The Board only makes significant changes to long-standing corporate governance policies and practices after careful consideration of the advantages and disadvantages - and appropriateness (both legal and commercial) - of such changes, as well as with the benefit of formal and informal feedback from the Company’s stockholders.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
3.1	Articles Supplementary of FelCor Lodging Trust Incorporated, filed December 15, 2015.
3.2	Bylaws, as amended and restated, of FelCor Lodging Trust Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 16, 2015	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles Supplementary of FelCor Lodging Trust Incorporated, filed December 15, 2015.
3.2	Bylaws, as amended and restated, of FelCor Lodging Trust Incorporated.